CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 30, 2023, and each included in this Post-Effective Amendment No. 132 to the Registration Statement (Form N-1A, File No. 333-191495) of Capitol Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 23, 2022, with respect to the financial statements and financial highlights of Fuller & Thaler Behavioral Small-Cap Equity Fund, Fuller & Thaler Behavioral Small-Cap Growth Fund, Fuller & Thaler Behavioral Mid-Cap Value Fund, Fuller & Thaler Behavioral Unconstrained Equity Fund, Fuller & Thaler Behavioral Small-Mid Core Equity Fund and Fuller & Thaler Behavioral Micro-Cap Equity Fund (six of the funds constituting Capitol Series Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

January 30, 2023